Exhibit 10-x

Adopted by Board of Directors
July 2, 1993

                AMENDMENT TO PSI RESOURCES, INC.
                      ANNUAL INCENTIVE PLAN

                    (Effective July 2, 1993)

         The PSI Resources, Inc. Annual Incentive Plan, as adopted effective January 1, 1991, and amended December 11, 1992, effective as of December 1, 1992, is hereby amended, effective as of July 2, 1993, with respect to the modification of Article 13.
         (1)  Explanation of Amendment.
         Article 13 is amended by excluding from the definition of "Change in Control" any merger, consolidation or similar transaction between PSI Resources, Inc. ("Resources") and either
(1) The Cincinnati Gas & Electric Company ("CG&E") that is approved by Resources' Board of Directors, or (2) CINergy Corp., a corporation to be formed under the laws of the State of Delaware ("CINergy"), pursuant to the terms of an amended and restated agreement and plan of reorganization, entered into by and among Resources, PSI Energy, Inc., CG&E, CINergy, and CINergy Sub, Inc., a corporation to be formed under the laws of the State of Ohio.

         (2)  Article 13 as Amended.
         Article 13, as hereby amended, reads as follows:
                           "ARTICLE 13
                        CHANGE IN CONTROL
         If a Change in Control of Resources occurs, each
Corporate Target Goal and Individual Goal of each Employer's Annual Program shall be deemed to have been fully satisfied at the Maximum Incentive level and each Participant shall be entitled to receive an Incentive Award in the same manner as though the Maximum Incentive level had been obtained for the full Performance Period.

         A 'Change in Control' of Resources shall occur if (a) any 'person' or 'group' (within the meaning of Subsection 13(d) and Paragraph 14(d)(2) of the 1934 Act) becomes the 'beneficial owner' (as defined in Rule 13d-3 under the 1934 Act) of more than 50 percent of the then outstanding voting stock of Resources, otherwise than through a transaction arranged by, or consummated with the prior approval of, Resources' Board of Directors; (b) Resources' shareholders approve a definitive agreement to merge or consolidate Resources with or into another corporation in a transaction in which neither resources nor any of its subsidiaries or affiliates will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of Resources' assets to any person or group other than Resources or any of its subsidiaries or affiliates, other than a merger or a sale which will result in the voting securities of Resources outstanding prior to the merger or sale continuing to represent at least 50 percent of the combined voting power of the voting securities of the corporation surviving the merger or purchasing the assets; or (c) during any period of two consecutive years, individuals who at the beginning of that period constitute Resources' Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by Resources' shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason, with the exception of the exercise of the voting rights conferred upon the record holders of Resources' cumulative preferred stock pursuant to the provision of Article V(B)(iii) of Resources' Articles of Incorporation, to constitute a majority of Resources' Board of Directors. Notwithstanding the foregoing, a Change in Control shall not include any merger, consolidation or similar transaction between Resources and either The Cincinnati Gas & Electric Company ('CG&E') that is approved by Resources' Board of Directors, or (2) CINergy Corp., a corporation to be formed under the laws of the State of Delaware ('CINergy'), pursuant to the terms of an amended and restated agreement and plan of reorganization, entered into by and among Resources, PSI Energy, Inc., CG&E, CINergy, and CINergy Sub, Inc., a corporation to be formed under the laws of the State of Ohio.

         Notwithstanding the provisions of Article 17 (Amendment and Termination), the provisions of this Article may not be amended by an amendment to the Plan effected within three years following a Change in Control."

         This Amendment is executed and approved by the duly authorized officers of PSI Resources, Inc., effective as of July 2, 1993.




By:  /s/ James E. Rogers
     James E. Rogers (Chairman and
     Chief Executive Officer)

Approved:




/s/ Cheryl M. Foley
Cheryl M. Foley (Vice President,
General Counsel, and Secretary)